EXHIBIT C

AMENDED AND RESTATED BYLAWS

OF

ONCOTELIC, INC.

a Delaware Corporation

TABLE OF CONTENTS

(continued)

ARTICLE I

CORPORATE OFFICES

1.1    Registered Office. The registered office of Oncotelic, Inc., a Delaware corporation (the “Corporation”) shall be located in the City of Wilmington, State of Delaware, or such other place as the board of directors of the Corporation (the “Board of Directors”) may determine from time to time.

1.2    Other Offices. The Board of Directors may at any time establish other offices at any place or places, either within or outside the state of Delaware, where the Corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1    Place of Meetings. Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the Corporation or the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but will instead be held solely by means of remote communication as provided under Section 211 of the Delaware General Corporation Law (“DGCL”).

2.2    Annual Meetings.

(a)    The annual meeting of stockholders shall be held on such date, time and place as may be designated by resolution of the Board of Directors and stated in the notice of the meeting. At the meeting, directors shall be elected and any other proper business may be transacted. Nominations for persons for election to the Board of Directors and the proposal of other business may be properly brought before an annual meeting business only as: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the meeting by a stockholder.

(b)    For a nomination for director or a proposal of business to be properly brought before an annual meeting by a stockholder, the stockholder intending to propose the business (the “Proponent”) must have given timely notice thereof in proper written form to the Secretary of the Corporation, as set forth in this Section 2.2(b).

(1)    To be timely, a Proponent’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days in advance of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received no later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or the public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (For purposes of these Bylaws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)).

(2)    To be in proper written form, a Proponent’s notice to the Secretary must set forth as to the Proponent and the beneficial owner, if any, on whose behalf the proposal is being made, (i) the name and address of each such person, and of any holder of record of the Proponent’s shares as they appear on the Corporation’s books, (ii) the class and number of all shares of capital stock of the Corporation that are owned by each such person (beneficially and of record) and owned by any holder of record of each such person’s shares, as of the date of the Proponent’s notice, and a representation that the Proponent will notify the Corporation in writing of the class and number of such shares owned of record and beneficially by each such person as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (iii) any material interest of each such person, or any affiliates or associates of each such person, with the nominee for director or the business being proposed, (iv) a description of any agreement, arrangement or understanding with respect to the nominee for director or the business being proposed, between or among each such person and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description of any agreement, arrangement or understanding (including any derivative instruments, swaps, warrants, short positions, profit interests, options, hedging transactions, borrowed or loaned shares or other transactions) that has been entered into as of the date of the Proponent’s notice by, or on behalf of, each such person or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proponent will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting not later than five business days following the later of the record date or the date notice of the record date is first publicly disclosed, (vi) a representation that the Proponent is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (vii) a representation whether the Proponent intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal, and (viii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

(3)    If the proposal is for the nomination of a director, in order to be in proper written form the notice must include as to each person whom the stockholder proposes to nominate for election as director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of all shares of capital stock of the Corporation that are owned of record and beneficially by such person, (iv) a statement whether each such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or reelection, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guidelines, (v) as an appendix, a completed and signed consent of each proposed nominee to being named as a nominee and to serve as a director if elected, and (vi) any other information relating to such nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(4)    If the proposal is for other business to be conducted at the meeting, the notice must include as to each matter the Proponent proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, and (ii) the reasons for conducting such business at the annual meeting.

2.3 Special Meetings.

(a)    Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors, the chairman of the board, or our chief executive officer and may not be called by any other person or persons. Stockholders are not entitled to call special meetings.

(b)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in Section 2.2(b) above. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the stockholder’s notice required Section 2.2(b)(1) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a Proponent in accordance with the notice procedures set forth in Section 2.2(b).

(c)    Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2.3 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

2.4 Notice Of Stockholders’ Meetings.

(a)    Notice of the place, if any, date and time of all meetings of stockholders, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present and person and vote at such meeting, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Incorporation.

(b)    Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

2.5    Record Date For Stockholder Notice; Voting; Giving Consents. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which (i) with respect to a stockholder meeting, shall not be not less than 10 nor more than 60 days before the date of such meeting, (ii) with respect to a consent to corporate action without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors or (iii) with respect to any other action, shall not be more than 60 days before such other action.

If the Board of Directors does not so fix a record date:

(a)    The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)    The record date for determining stockholders entitled to consent to corporate action in writing without a meeting (i) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent (including consent by electronic mail or other electronic transmission as permitted by law) is delivered to the Corporation by a stockholder of record as of the close of business on the prior business day and (ii) when prior action by the Board of Directors is required, shall be the close of business on the day the Board of Directors adopts the resolution taking such prior action.

(c)    The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, if such adjournment is for 30 days or less; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.6    Waiver Of Notice. Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

2.7    Quorum. The holders of a majority of the shares of stock entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum for all purposes, except as otherwise provided by the DGCL or by the Certificate of Incorporation. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time.

2.8    Organization; Conduct of Business.

(a)    Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

(b)    The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman, may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting to stockholders of record, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (5) limitations on the time allotted to questions or comments by participants.

(c)    The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The chairman shall have the power to adjourn the meeting to another place, if any, date and time. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9    Proxies and Voting.

(a)    At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(b)    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

(c)    The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballot shall be counted by a duly appointed inspector or inspectors.

(d)    A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at a meeting of stockholders if the number of nominees exceeds the number of directors to be elected at such meeting as of the date that is five business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. The Board of Directors, or a committee thereof, shall establish procedures with respect to the resignation from the Board of Directors of continuing directors who are not re-elected. Except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

(e)    Voting on other matters may be by voice vote, except if otherwise required by law or by the Certificate of Incorporation; provided, however, that a vote by written ballot shall be taken if the chairman of the meeting so elects or if so demanded by a stockholder. The requirement, if any, of a written ballot may be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

2.10    Stockholder Action By Written Consent Without A Meeting.

(a)    Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (ii) delivered to the Corporation in accordance with Section 228(a) of the DGCL.

(b)    Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days after the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section 2.10. An electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(c)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

ARTICLE III

DIRECTORS

3.1    Powers. Subject to the provisions of the DGCL and any limitation in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed by and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2    Number Of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such directors terms of office.

3.3    Election And Term Of Office Of Directors. Except as provided in Section 3.4 of these Bylaws, and unless otherwise provided in the Certificate of Incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected or until his or her earlier resignation or removal.

3.4    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the attention of the secretary of the corporation.

3.5    Vacancies. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies. Unless otherwise provided in the Certificate of Incorporation or these Bylaws:

(a)    Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum or by the sole remaining director.

(b)    Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

(c)    If any vacancy or newly created directorship has not been filled by director action as provided above, it may be filled by vote of the stockholders entitled to vote on such director, at an annual or special meeting of stockholders or by written consent of a majority of the stockholders so entitled to vote, subject to the other requirements set forth for stockholder voting at a meeting or by written consent set forth elsewhere in these Bylaws.

(d)    If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the DGCL.

Any director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she replaced, a successor is duly elected and qualified, or such directors death, resignation or removal.

3.6    Removal Of Directors. Unless otherwise restricted by statute, by the Certificate of Incorporation or by these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

3.7    Regular Meetings. Regular meetings of the Board of Directors may be held at such date, time and place as shall from time to time be determined by the Board of Directors. A regular meeting of the Board of Directors shall be held immediately after the conclusion of each annual meeting of stockholders.

3.8    Special Meetings.

(a)    Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer, or a majority of the currently seated directors and shall be held at such place, date and time as he, she or they shall fix. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof.

(b)    Notice of the place, date and time of special meetings shall be delivered (1) personally by hand, courier or by telephone, (2) sent by first-class mail, charges prepaid, (3) sent by facsimile or (4) electronic mail, addressed to each director at that director’s address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. If the notice is delivered personally, or by facsimile, electronic mail or telephone, it shall be delivered at least 24 hours before the time of the holding of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

3.9    Participation In Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.10    Waiver Of Notice. Whenever notice of a Board of Directors meeting is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission, unless so required by the Certificate of Incorporation or these Bylaws.

3.11    Quorum. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum shall fail to attend any meeting, then a majority of the directors present may adjourn the meeting to another place, date or time, without further notice or waiver thereof. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

3.12    Chairman Of The Board Of Directors. The Corporation may have, at the discretion of the Board of Directors, a chairman of the Board of Directors who shall not be considered by virtue of holding such position to be an officer of the Corporation.

3.13    Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided by the statute or the Certificate of Incorporation.

3.14    Board Action By Written Consent Without A Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.15    Compensation Of Directors. The Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors, or paid a stated salary or paid other compensation as director. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for attending committee meetings.

3.16    Approval Of Loans To Officers. Subject to applicable law, including Section 13(k) of the Exchange Act, the Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

ARTICLE IV

COMMITTEES

4.1    Committees Of Directors.

(a)    The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent members at any meeting of the committee. In the absence of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent member.

(b)    Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (1) approve, adopt or recommend to the stockholders any action or matter the DGCL expressly requires be submitted to the stockholders for approval, or (2) adopt, amend or repeal the Bylaws.

4.2    Committee Minutes. Each committee shall keep regular minutes of its meetings and maintain them in the Corporation’s official minute book.

4.3    Conduct of Business. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.6 (regular meetings), Section 3.7 (special meetings), Section 3.8 (participation by telephone), Section 3.9 (waiver of notice), Section 3.10 (quorum) and Section 3.13 (action by written consent), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1    Officers. The officers of the Corporation shall be a chief executive officer (president), a chief financial officer (treasurer) and a secretary. The Corporation may also have, at the discretion of the Board of Directors, one or more vice presidents, one or more assistant treasurers, and one or more assistant secretaries, and any such other officers as may be appointed in accordance with these Bylaws. Any number of offices may be held by the same person.

5.2    Appointment Of Officers. The officers of the Corporation, except such officers as may be appointed in accordance with Sections 5.3 of these Bylaws, shall be appointed by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

5.3    Subordinate Officers. The Board of Directors may appoint or empower the chief executive officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

5.4    Removal And Resignation Of Officers.

(a)    Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

(b)    Any officer may resign at any time by giving written notice to the secretary of the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice (unless the officer is removed before such later time); and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.5    Vacancies In Offices. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

5.6    Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if any, the chief executive officer of the Corporation shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of the chief executive officer or president of a Corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the absence or nonexistence of a chairman of the board, he or she shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, shall have the general powers and duties of management usually vested in the office of chief executive officer of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

5.7    Vice Presidents. In the absence or disability of the chief executive officer, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively (in order of priority) by the Board of Directors or the chief executive officer.

5.8    Chief Financial Officer/ Treasurer. The chief financial officer/treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The chief financial officer/treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president, the chief executive officer, or the directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

5.9    Secretary.

(a)    The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings and the proceedings thereof.

(b)    The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation, at the office of the Corporation’s transfer agent or registrar, or at such other place as may be designated by the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)    The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, by custom or by these Bylaws.

5.10    Assistant Treasurer. The assistant treasurer, shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

5.11    Assistant Secretary. The assistant secretary, shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of directors or these Bylaws.

5.12    Action With Respect to Securities Of Other Corporations. Unless otherwise directed by the Board of Directors, the chief executive officer or any officer of the Corporation authorized by the chief executive officer is authorized to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

5.13    Delegation of Authority. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1    Indemnification Of Directors And Officers. The Corporation shall, to the maximum extent and in the manner permitted by applicable law (including as applicable law may change in a way that expands the Corporation’s power to do so) indemnify each of its directors and officers, either incumbent or former, against all expenses, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) actually and reasonably incurred by them in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), in which such person was or is a party, is threatened to be made a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of the Corporation or a predecessor corporation. For purposes of this Article VI, that agency shall include the acts and omissions of the Corporation’s directors and officers in those capacities, as well as their capacity as a director, officer, manager, trustee, administrator, employee, partner, or other agent of or at other entities or enterprises (whether they be corporations, partnerships, limited liability companies, joint ventures, employee benefit plans or other trusts, or otherwise) if the director or officer of the Corporation is or was serving in the additional capacity or capacities at the request of the Corporation.

6.2    Indemnification Of Others. The Corporation shall have the power, to the extent and in the manner permitted by applicable law (including as applicable law may change in a way that expands the Corporation’s power to do so) and to the extent authorized by the Board of Directors, to indemnify each of its employees and agents (other than directors and officers) against all expenses, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) actually and reasonably incurred by them in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), in which such person is a party, is threatened to be made a party, or is otherwise involved by reason of the fact that such person is or was an employee or agent of the Corporation or a predecessor corporation. For purposes of this Article VI, that agency shall include the acts and omissions of the Corporation’s employees and agents in those capacities, as well as their capacity as a director, officer, manager, trustee, administrator, employee, partner, or other agent of or at other entities or enterprises (whether they be corporations, partnerships, limited liability companies, joint ventures, employee benefit plans or other trusts, or otherwise) if the employee or agent of the Corporation is or was serving in the additional capacity or capacities at the request of the Corporation. To obtain indemnification under this Section 6.2, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) by the Board of Directors by a majority vote of the disinterested directors, even though less than a quorum, or (2) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum, or (3) if there are no disinterested directors or the disinterested directors so direct, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (4) if a quorum of disinterested directors so directs, by the stockholders of the Corporation.

6.3    Payment Of Expenses In Advance. Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 6.1, or for which indemnification is permitted pursuant to Section 6.2, following authorization thereof by the Board of Directors, shall be paid by the Corporation in advance of the final disposition of such action or proceeding if the Corporation receives an undertaking by or on behalf of the indemnified party to repay any portion of the amount so advanced for which it is ultimately determined that the indemnified party is not entitled to be indemnified by the Corporation.

6.4    Indemnity Not Exclusive. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Certificate of Incorporation.

6.5    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation and any current or former director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including any person who serves or served in any such capacity with respect to any employee benefit plan maintained or sponsored by the Corporation, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

6.6    Severability. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable

ARTICLE VII

STOCK

7.1    Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or vice chief executive officer, and by the chief financial officer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

7.2    Partially Paid Shares. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon

7.3    Special Designation On Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4    Lost Certificates. Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen, mutilated or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, mutilated or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5    Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

ARTICLE VIII

RECORDS AND REPORTS

8.1    Maintenance And Inspection Of Records.

(a)    The Corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

(b)    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

(c)    A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least 10 days before the meeting to the extent and in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

8.2    Inspection By Directors. Any director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list, and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE IX

NOTICE BY ELECTRONIC TRANSMISSION

9.1    Notice by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a)    the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b)    such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(1)    if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(2)    if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(3)    if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(4)    if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE X

GENERAL MATTERS

10.1    Checks. From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

10.2    Execution Of Corporate Contracts And Instruments. The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.3    Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation (or other entity) and a natural person.

10.4    Dividends. The directors of the Corporation, subject to any restrictions contained in (i) the DGCL or (ii) the Corporation’s Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, the directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may modify or abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

10.5    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

10.6    Seal. The Corporation may adopt a corporate seal, which may be altered at pleasure, and may use the same by causing it or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

10.7    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

10.8    Facsimile Signature. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE XI

AMENDMENTS

The Bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that no bylaw may be adopted, amended or repealed by the stockholders except by the vote or written consent of at least a majority of the voting power of the Corporation. The Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal Bylaws as set forth in this Article XI.

CERTIFICATE OF SECRETARY

The undersigned hereby certifies that the undersigned is the duly elected and acting Secretary of Oncotelic, Inc., and that the foregoing Amended and Restated Bylaws were adopted as the Bylaws of the Corporation by the Board of Directors of the Corporation on [            ], 2019.

Executed this [             ], 2019.

Matthew M. Loar, Secretary